Exhibit 99.3
INDEX TO PRO FORMA FINANCIAL STATEMENTS

Carey Watermark Investors Incorporated:

Pro Forma Consolidated Financial Information

Pro Forma Consolidated Balance Sheet as of June 30, 2011 (Unaudited)	3
Pro Forma Consolidated Statement of Operations for the year ended December 31, 2010 (Unaudited)	4
Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2011 (Unaudited)	5
Notes to Pro Forma Consolidated Financial Statements (Unaudited)	6

CAREY WATERMARK INVESTORS INCORPORATED
The pro forma consolidated financial statements of Carey Watermark Investors Incorporated (“we, us, and our”), which are unaudited, have been prepared based on our historical financial statements. Our pro forma consolidated balance sheet as of June 30, 2011 has been prepared as if the significant investment entered into during the third quarter of 2011 (noted herein) had been entered into as of June 30, 2011. The pro forma consolidated statements of operations for the year ended December 31, 2010 and six months ended June 30, 2011 have been prepared as if the significant investments subsequent to December 31, 2010 and related financing (noted herein) had occurred on January 1, 2010 and carried forward through their issuance dates. In addition, adjustments have been recorded to reflect cash provided from our fundraising activity through the date of the most recent acquisition, our asset management expense and interest expense on related-party debt obtained to finance the acquisitions. Pro forma adjustments are intended to reflect what the effect would have been had we held our ownership interest as of January 1, 2010 less amounts, which have been recorded in the historical consolidated statements of operations. In our opinion, all adjustments necessary to reflect the effects of these investments have been made. The pro forma consolidated financial information should be read in conjunction with the historical consolidated financial statements and notes thereto of our Annual Report on Form 10-K for the year ended December 31, 2010.
The pro forma information is not necessarily indicative of the financial condition or results of operations had the investments occurred on January 1, 2010, nor are they necessarily indicative of the financial position, cash flows or results of operations of future periods.

CAREY WATERMARK INVESTORS INCORPORATED

PRO FORMA CONSOLIDATED BALANCE SHEET
June 30, 2011
(Unaudited)

		Pro Forma
	Historical	Adjustments		Pro Forma
Assets
Cash and cash equivalents	$5,840,099	$6,140,670	A	$981,182
		2,000,000	B
		(12,999,587)	C
Equity investments in real estate	20,466,041	12,999,587	C	33,465,628
Other assets, net	29,947	—		29,947

Total assets	$26,336,087	$8,140,670		$34,476,757

Liabilities and Equity
Liabilities:
Accounts payable, accrued expenses and other liabilities	$499,389	$—		$499,389
Due to affiliates	799,222	2,000,000	B	2,799,222
Distributions payable	218,375	—		218,375

Total liabilities	1,516,986	2,000,000		3,516,986

Commitments and contingencies

Equity:
Common stock	3,003	680	A	3,683
Additional paid-in capital	26,827,592	6,139,990	A	32,967,582
Distributions in excess of accumulated losses	(2,011,494)	—		(2,011,494)

Total equity	24,819,101	6,140,670		30,959,771

Total liabilities and equity	$26,336,087	$8,140,670		$34,476,757

The accompanying notes are an integral part of these pro forma consolidated financial statements.

CAREY WATERMARK INVESTORS INCORPORATED

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 31, 2010
(Unaudited)

		Pro Forma
	Historical	Adjustments		Pro Forma
Operating Expenses
General and administrative	$(297,551)	$—		$(297,551)
Property expenses	—	(420,498	)B	(420,498)

	(297,551)	(420,498)		(718,049)

Other Income and Expenses
Income from equity investments in real estate	—	1,045,500	C	1,045,500

	—	1,045,500		1,045,500

Net (loss) income	$(297,551)	$625,002		$327,451

Weighted average shares outstanding	9,402	3,681,035	A	3,690,437

(Loss) income per share	$(31.65)			$0.09

The accompanying notes are an integral part of these pro forma consolidated financial statements.

CAREY WATERMARK INVESTORS INCORPORATED
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the six months ended June 30, 2011
(Unaudited)

		Pro Forma
	Historical	Adjustments		Pro Forma
Operating Expenses
General and administrative	$(1,412,647)	$—		$(1,412,647)
Property expenses	(32,420)	(177,829	)B	(210,249)

	(1,445,067)	(177,829)		(1,622,896)

Other Income and Expenses
Income from equity investments in real estate	—	567,184	C	567,184
Interest expense	(9,257)	—		(9,257)

	(9,257)	567,184		557,927

Net loss	$(1,454,324)	$389,355		$(1,064,969)

Weighted average shares outstanding	1,292,264	2,398,173	A	3,690,437

Loss per share	$(1.13)			$(0.29)

The accompanying notes are an integral part of these pro forma consolidated financial statements.

CAREY WATERMARK INVESTORS INCORPORATED
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Note 1. Basis of Presentation
The pro forma consolidated statement of operations for the year ended December 31, 2010 was derived from the historical audited consolidated financial statements as of and for the year ended December 31, 2010 included in our Annual Report on Form 10-K. The pro forma consolidated balance sheet of Carey Watermark Investors Incorporated as of June 30, 2011 and the pro forma consolidated statement of operations for the six months ended June 30, 2011 were derived from the unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the six months ended June 30, 2011.
Note 2. Pro Forma Adjustments
A. Fundraising
On March 3, 2011, we began admitting shareholders. For the period from March 3, 2011 through September 5, 2011, we raised approximately $36,785,690 through the issuance of 3,690,437 shares, of which $6,140,670 was raised, net of offering costs, subsequent to June 30, 2011. As these offering proceeds were utilized to acquire our interests in two ventures, as described below, we have reflected them as a pro forma adjustment.
B. Transactions with the Advisor
Our investments were financed in part by a $4,000,000 loan on May 4, 2011 and a $2,000,000 loan on September 2, 2011 from an affiliate of the advisor at rates of 30-day LIBOR plus 2.5% and 30-day LIBOR plus 0.9%, respectively. The $4,000,000 note was repaid on June 6, 2011, its maturity date. The $2,000,000 note was repaid in two equal installments of $1,000,000 on September 13, 2011 and October 6, 2011. Related party interest was $9,257 and was included in the historical financial statements for the six months ended June 30, 2011.
We pay our advisor an annual asset management fee equal to 0.50% of the aggregate average market value of our investments. Asset management fees are reflected in property expenses in the accompanying pro forma consolidated statements of operations. We have reflected a pro forma adjustment for the year ended December 31, 2010 related to aggregate annual fees of $420,498 associated with our two investments. Additionally, we have reflected a pro forma adjustment for incremental asset management fee of $177,829 for the six months ended June 30, 2011 in order to reflect what the fee would have been had the investments been made on January 1, 2010.
C. Investments
On May 5, 2011, we completed a joint venture investment (the “Long Beach Venture”) with LBHP-Ensemble Partners, LLC (“Ensemble”) to purchase a 49% interest in two hotel properties located in Long Beach, CA. The Hotel Maya, a Doubletree by Hilton Hotel, is a 194-room upscale full service urban resort, and the Residence Inn Long Beach Downtown is a 178 all-suite extended stay hotel. The hotels will be managed by a third party, who will receive management fees. The total cost of acquiring the properties, including acquisition fees and expenses, was approximately $43,600,000. Our share of the purchase price was $20,466,041, inclusive of the acquisition fee of $1,085,206, paid to our advisor. Our investment was made in the form of preferred equity interest that carries a cumulative preferred dividend of 9.5% per year and is senior to Ensemble’s equity interest.
On September 6, 2011, we completed a joint venture investment with HRI Properties (“HRI”), the owner of the leasehold interests in the Chateau Bourbon Hotel, an upscale full-service hotel located in the French Quarter of New Orleans, Louisiana, and an adjacent parking garage. The property also includes approximately 20,000 square feet of leasable commercial space. The total projected cost of acquiring and developing the property, including partner equity and debt, will be approximately $45,700,000. We acquired an 80% interest in the joint venture (the “New Orleans Venture”) and recorded an investment of $12,999,587 within Equity investments in real estate, which includes our capital contribution and the acquisition fee paid to our advisor, net of transaction costs expensed. Our investment was made in the form of a preferred equity interest that carries a cumulative preferred dividend of 8.5% per year and is senior to HRI’s equity interest. The New Orleans Venture is subject to joint control and, therefore, we use the equity method to account for this investment.

CAREY WATERMARK INVESTORS INCORPORATED
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Earnings for our equity method investments are recognized in accordance with each respective investment agreement and, where applicable, based upon the allocation of the investment’s net assets at book value as if the investment were hypothetically liquidated at the end of each reporting period. Under the conventional approach, an investor applies its percentage ownership interest to the venture’s net income to determine the investor’s share of the earnings or losses of the venture. This approach is difficult to use if the venture’s capital structure gives different rights and priorities to its investors as it is difficult to describe an investor’s interest in a venture simply as a specified percentage. As we have priority return on our investments, we follow the hypothetical liquidation at book value method in determining our share of the ventures’ earnings or losses for the reporting period as this method better reflects our claim on the ventures’ book value at the end of each reporting period. Due to our preferred interests, we are not responsible and will not reflect losses to the extent our partners continue to have equity in the investments. Based on the hypothetical liquidation at book value method, our pro forma equity in earnings in the Long Beach Venture would be zero for both the year ended December 31, 2010 and the six months ended June 30, 2011. Our pro forma equity in earnings in the New Orleans Venture would be approximately $1,045,500 and $567,184, for the year ended December 31, 2010 and the six months ended June 30, 2011, respectively, based upon our cumulative 8.5% preferred dividend on our cash contribution of $12,300,000.